UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):   February 6, 2003

                                -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                              0-30275                    23-3057155
------------------------      ------------------------     ---------------------
(State or other jurisdiction        (Commission                  (IRS Employer
of incorporation)                   File Number)             Identification No.)

One Logan Square
130 N. 18th St., Suite 2615
Philadelphia, PA                                                  19103
----------------------------------------                  --------------------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:         (215) 557-7488

                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)


                                      -1-

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Item 4.           Changes in Registrant's Certifying Accountant

                  Effective February 6, 2003, I-trax, Inc, a Delaware corporation, dismissed PricewaterhouseCoopers LLP as its independent auditor. The decision to dismiss PricewaterhouseCoopers LLP was recommended and approved by the Audit Committee of I-trax's Board of Directors and approved by I-trax's Board of Directors.

                  Except as described in the following sentence, the reports of PricewaterhouseCoopers LLP on I-trax's financial statements for the calendar years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles. The reports of PricewaterhouseCoopers LLP for the calendar years ended December 31, 2001 and 2000 were modified to express substantial doubt regarding the Company's ability to continue as a going concern.

                  During I-trax's two most recent calendar years and through the date of this Form 8-K, there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to such disagreements in its reports.

                  I-trax has requested PricewaterhouseCoopers LLP to furnish to I-trax a letter addressed to the Securities and Exchange Commission regarding whether or not PricewaterhouseCoopers LLP agrees with the above statements. I-trax is filing this letter, dated February 12, 2003, as Exhibit 16 to this Form 8-K.

Item 7.           Financial Statements and Exhibits.

         16       Letter of PricewaterhouseCoopers LLP to the Securities and
Exchange Commission dated February 12, 2003.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                I-TRAX, INC.



Date:  February 12, 2003                        By:/s/ Anthony Tomaro
                                                -------------------------------
                                                Name:  Anthony Tomaro
                                                Title: Chief Financial Officer